Exhibit 10.1

Set forth below is a list of each of the investors that executed a Subscription Agreement, in the form attached hereto, with Casual Male Retail Group, Inc. (the “Company”), the number of shares of the Company’s common stock to be purchased by such investor and the aggregate purchase price to be paid by such investor for such shares:

Investor	Shares	Aggregate Purchase Price
Fidelity Capital Trust: Fidelity Small Cap Independence Fund	1,500,000	$4,125,000.00

Variable Insurance Products Fund III: Value Strategies Portfolio	81,755	$224,826.25

Fidelity Advisor Series I: Fidelity Advisor Value Strategies Fund	275,245	$756,923.75

Fidelity Securities Fund: Fidelity Small Cap Growth Fund	750,000	$2,062,500.00

Fidelity Trend Fund: Fidelity Trend Fund	550,000	$1,512,500.00

Fidelity Advisor Series I: Fidelity Advisor Strategic Growth Fund	10,000	$27,500.00

Variable Insurance Products Fund IV: Growth Stock Portfolio	10,000	$27,500.00

Variable Insurance Products Fund III: Balanced Portfolio	154,000	$423,500.00

Fidelity Securities Fund: Fidelity Dividend Growth Fund	1,424,000	$3,916,000.00

Fidelity Advisor Series: Fidelity Advisor Dividend Growth Fund	195,000	$536,250.00

FORM OF SUBSCRIPTION AGREEMENT

Casual Male Retail Group, Inc.

555 Turnpike Street

Canton, Massachusetts 02021

Gentlemen:

The undersigned (the “Investor”) hereby confirms its agreement with Casual Male Retail Group, Inc., a Delaware corporation (the “Company”), as follows:

1. This Subscription Agreement, including the Terms and Conditions for Purchase of Shares attached hereto as Annex I (collectively, this “Agreement”) is made as of the date set forth below between the Company and the Investor.

2. The Company has authorized the sale and issuance to certain investors of up to an aggregate of 4,950,000 shares (the “Shares”) of its Common Stock, par value $0.01 per share (the “Common Stock”), for a purchase price of $2.75 per share (the “Purchase Price”).

3. The offering and sale of the Shares (the “Offering”) are being made pursuant to (a) an effective Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”), including the Prospectus contained therein (the “Base Prospectus”), (b) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)), that have been or will be filed with the Commission and delivered to the Investor on or prior to the date hereof (the “Issuer Free Writing Prospectus”), containing certain supplemental information regarding the Shares, the terms of the Offering and the Company, and (c) a Prospectus Supplement (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Shares and terms of the Offering that has been or will be filed with the Commission and delivered to the Investor (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission).

4. The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the Shares set forth below for the aggregate purchase price set forth below. The Shares shall be purchased pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein. The Investor acknowledges that the Offering is not being underwritten and that there is no minimum offering amount.

5. The manner of settlement of the Shares purchased by the Investor shall be determined by such Investor as follows (check one):

[ ]	A.	Delivery by crediting the account of the Investor’s prime broker (as specified by such Investor on Exhibit A annexed hereto) with the Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (“DWAC”) system, whereby Investor’s prime broker shall initiate a DWAC transaction on the Closing Date using its DTC participant identification number, and released by American Stock Transfer & Trust Company, the Company’s transfer agent (the “Transfer Agent”), at the Company’s direction. NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I)     DIRECT THE BROKER-DEALER AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SHARES ARE MAINTAINED TO SET UP A DWAC INSTRUCTING THE TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH THE SHARES, AND

(II) REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SHARES BEING PURCHASED BY THE INVESTOR TO THE FOLLOWING ACCOUNT:

Bank of America Address: ABA # Account Name: Account Number: Attention: Phone: Facsimile:

— OR —

[ ]	B.	Delivery versus payment (“DVP”) through DTC (i.e., on the Closing Date, the Company shall deliver Shares registered in the Investor’s name and address as set forth below and released by the Transfer Agent to the Investor through DTC at the Closing directly to the account(s) at an institution (the “Institution”) identified by the Investor; upon receipt of such Shares, the Institution shall promptly electronically deliver such Shares to the Investor, and simultaneously therewith payment shall be made by the Institution by wire transfer to the Company). NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I) NOTIFY THE INSTITUTION OF THE ACCOUNT OR ACCOUNTS AT THE INSTITUTION TO BE CREDITED WITH THE SHARES BEING PURCHASED BY SUCH INVESTOR, AND

(II)    CONFIRM THAT THE ACCOUNT OR ACCOUNTS AT THE INSTITUTION TO BE CREDITED WITH THE SHARES BEING PURCHASED BY THE INVESTOR HAVE A MINIMUM BALANCE EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SHARES BEING PURCHASED BY THE INVESTOR.

IT IS THE INVESTOR’S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER OR CONFIRM THE PROPER ACCOUNT BALANCE IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF DWAC OR DVP IN A TIMELY MANNER. IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE SHARES OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE SHARES MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE CLOSING ALTOGETHER.

6. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a FINRA member or an Associated Person (as such term is defined under the NASD Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering of the Shares, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis. Exceptions:

The Investor is an Associated Person of certain FINRA members, none of which are involved in this Offering.

7. The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus which is a part of the Company’s Registration Statement, the documents incorporated by reference therein and any free writing prospectus (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement. The Investor acknowledges that, prior to the delivery of this Agreement to the Company, the Investor will receive certain additional information regarding the Offering, including pricing information (the “Offering Information”). Such information may be provided to the Investor by any means permitted under the Securities Act, including the Prospectus Supplement, a free writing prospectus and oral communications.

8. No offer by the Investor to buy Shares will be accepted and no part of the Purchase Price will be delivered to the Company until the Investor has received the Offering Information and the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until the Investor has been delivered the Offering Information and this Agreement is accepted and countersigned by or on behalf of the Company.

[Remainder of Page Left Blank Intentionally. Signature Page Follows.]

Number of Shares:

Purchase Price Per Share: $2.75

Aggregate Purchase Price:

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: September 1, 2009

INVESTOR

By:
Name:
Title:

Agreed and Accepted this 1st day of September, 2009:

CASUAL MALE RETAIL GROUP, INC.

By:
Name:
Title:

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SHARES

1. Authorization and Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Shares.

2. Agreement to Sell and Purchase the Shares.

2.1 At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Shares set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Shares are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.

2.2 The Company proposes to enter into substantially this same form of Subscription Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Shares to them. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the Subscription Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”

2.3 The Investor acknowledges that its decision to enter into this Agreement has been made by such Investor independently of any Other Investor. The Investor acknowledges that nothing contained herein, and no action taken by any Investor pursuant to the Agreements, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert with respect to their investments or obligations hereunder.

3. Closings and Delivery of the Shares and Funds.

3.1 Closing. The closing (the “Closing”) of the purchase of the Shares by the Investor shall occur at the offices of Greenberg Traurig, LLP, One International Place, Boston, Massachusetts 02110. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., Boston time, on the first (1st) business day on which the conditions to the Closing set forth in Section 3.2 below are satisfied or waived (or such later date as is mutually agreed to by the Company and the Investor). At the Closing, (a) the Company shall cause the Transfer Agent to deliver to the Investor the number of Shares set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor and (b) the aggregate purchase price for the Shares being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.

3.2 Conditions to the Obligations of the Parties.

(a) Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Shares to the Investor shall be subject to:

(i) the Company’s receipt of the Investor’s executed signature page to this Agreement;

(ii) the receipt by the Company of the purchase price for the Shares being purchased hereunder as set forth on the Signature Page;

(iii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date;

(iv) the Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Shares, including without limitation, those required by the NASDAQ Global Select Market (“Nasdaq”);

(v) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement; and

(vi) (A) The Registration Statement shall remain effective at all times up to and including the Closing Date and the issuance of the Shares to the Investor may be made thereunder; (B) neither the Company nor the Investor shall have received notice that the Commission has issued or intends to issue a stop order with respect to the Registration Statement or that the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement either, temporarily or permanently, or intends or has threatened to do so; and (C) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or Prospectus shall exist.

(b) Conditions to the Investor’s Obligations. The Investor’s obligation to purchase the Shares shall be subject to:

(i) the Investor’s receipt of the Company’s executed signature page to this Agreement;

(ii) the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date;

(iii) the Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Shares, including without limitation, those required by Nasdaq;

(iv) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement; and

(v) (A) The Registration Statement shall remain effective at all times up to and including the Closing Date and the issuance of the Shares to the Investor may be made thereunder; (B) neither the Company nor the Investor shall have received notice that the Commission has issued or intends to issue a stop order with respect to the Registration Statement or that the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement either, temporarily or permanently, or intends or has threatened to do so; and (C) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or Prospectus shall exist.

The Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the Shares that they have agreed to purchase from the Company.

3.3 Delivery of Funds.

(a) DWAC Delivery. If the Investor elects to settle the Shares purchased by such Investor through DTC’s Deposit/Withdrawal at Custodian (“DWAC”) delivery system, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Shares being purchased by the Investor to the following account designated by the Company:

Bank of America

Address:

ABA #

Account Name:

Account Number:

Attention:

Phone:

Facsimile:

Such funds shall be deemed to be held in escrow until the Closing, at which time such funds will be deemed released to the Company.

(b) Delivery Versus Payment through The Depository Trust Company. If the Investor elects to settle the Shares purchased by such Investor by delivery versus payment through DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall confirm that the account or accounts at the Institution to be credited with the Shares being purchased by the Investor have a minimum balance equal to the aggregate purchase price for the Shares being purchased by the Investor.

3.4 Delivery of Shares.

(a) DWAC Delivery. If the Investor elects to settle the Shares purchased by such Investor through DTC’s DWAC delivery system, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall direct the broker-dealer at which the account or accounts to be credited with the Shares being purchased by such Investor are maintained, which broker/dealer shall be a DTC participant, to set up a DWAC instructing American Stock Transfer & Trust Company, the Company’s Transfer Agent, to credit such account or accounts with the Shares. Such DWAC instruction shall indicate the settlement date for the deposit of the Shares. Simultaneously with the release to the Company of the funds held in escrow pursuant to Section 3.3 above, the Company shall direct the Transfer Agent to credit the Investor’s account or accounts with the Shares pursuant to the information contained in the DWAC.

(b) Delivery Versus Payment through The Depository Trust Company. If the Investor elects to settle the Shares purchased by such Investor by delivery versus payment through DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall notify the Institution of the account or accounts at the Institution to be credited with the Shares being purchased by such Investor. On the Closing Date, the Company shall deliver the Shares to the Investor through DTC directly to the account(s) at the Institution identified by Investor and simultaneously therewith payment shall be made by the Institution by wire transfer to the Company.

4. Representations, Warranties and Covenants of the Investor.

The Investor acknowledges, represents and warrants to, and agrees with, the Company that:

4.1 The Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, (b) has answered all questions on the Signature Page and the Investor Questionnaire and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) in connection with its decision to purchase the number of Shares set forth on the Signature Page, has received and is relying only upon the Disclosure Package and the documents incorporated by reference therein and the Offering Information.

4.2 (a) No action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares in any jurisdiction outside the United States where action for that purpose is required, (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense and (c) the Company has not made any representation, disclosure or use of any information in connection with the issue, placement, purchase and sale of the Shares, except as set forth or incorporated by reference in the Base Prospectus or the Prospectus Supplement.

4.3 (a) The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.4 The Investor understands that nothing in this Agreement, the Prospectus or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

4.5 Since the time at which the Company first contacted the Investor about the Offering, the Investor has not disclosed any information regarding the Offering to any third parties (other than its legal, accounting and other advisors) and has not engaged in any transactions involving the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities). The Investor covenants that it will not engage in any purchases or sales of the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. The Investor agrees that it will not use any of the Shares acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

5. Representations, Warranties and Covenants of the Company.

5.1 Organization and Qualification. The Company is duly organized and validly existing and in good standing under the laws of the State of Delaware, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. The Company is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof) or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, (ii) the legality, validity or enforceability of the transactions contemplated hereby or (iii) the authority or ability of the Company to perform its obligations hereunder.

5.2 Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Shares in accordance with the terms hereof. The execution and delivery of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company’s board of directors and, other than the filing with the Commission of a the Prospectus Supplement relating to the transactions contemplated hereby, no further filing, consent or authorization is required by the Company, its board of directors or its stockholders or other governing body or regulatory authority. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3 Issuance of Shares. The issuance of the Shares is duly authorized and, when issued and paid for in accordance with the terms of this Agreement, the Shares shall be validly issued, fully paid and non-assessable and free from all taxes, liens, charges and other encumbrances imposed by the Company. The Company has available for issuance and sale from its duly authorized capital stock the Shares issuable pursuant to this Agreement. The Shares are being issued pursuant to the Registration Statement and the issuance of the Shares has been registered by the Company under the Securities Act. The Registration Statement is effective and available for the issuance of the Shares thereunder and the Company has not received any notice that the Commission has issued or intends to issue a stop-order or other order with respect to the Registration Statement or the Prospectus or that the Commission otherwise has (i) suspended or withdrawn the effectiveness of the Registration Statement or (ii) issued any order preventing or suspending the use of the Prospectus, in either case, either temporarily or permanently, or intends or has threatened in writing to do so. The “Plan of Distribution” section under the Registration Statement permits the issuance of the Shares hereunder. At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at the Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.4 No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Company’s Restated Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), or the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) subject to the making of the Required Filings (as defined below) by the Company, result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of Nasdaq) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect.

5.5 Consents. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement, other than (i) a notification filing with Nasdaq, (ii) the filing with the Commission of the Prospectus Supplement and (iii) the filing with the Commission of a Current Report on Form 8-K (collectively, “Required Filings”). All consents, authorizations, orders, filings and registrations which the Company is required to obtain or make on or before the Closing Date pursuant to the preceding sentence have been obtained or made on or prior to the Closing Date. Required Filings to be made after the Closing Date shall be made in compliance with the terms of this Agreement and applicable federal and state securities laws.

5.6 SEC Documents. During the one (1) year prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being referred to herein as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate).

5.7 Absence of Certain Changes. Since the date of the Company’s most recent financial statements contained in its Form 10-Q for the quarter ended August 1, 2009 (the “Form 10-Q”), except as disclosed in subsequent SEC Documents filed prior to the date hereof, there has been no event, occurrence or development that, individually or in the aggregate, has had or would reasonably be expected to result in a Material Adverse Effect. Since the date of the Company’s most recent financial statements contained in the Form 10-Q, except as disclosed in a subsequent SEC Documents filed prior to the date hereof, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends other than by Subsidiaries to the Company or (ii) sold any material assets, individually or in the aggregate, outside of the ordinary course of business.

5.8 Compliance. Neither the Company nor any of its subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its subsidiaries under), nor has the Company or any of its subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any material agreement of the Company (whether or not such default or violation has been waived), (ii) is in violation of any order of which the Company or any of its subsidiaries has been made aware in writing of any court, arbitrator or governmental body having jurisdiction over the Company or any of its subsidiaries or their respective properties or assets, or (iii) is in violation of, or in receipt of written notice that it is in violation of, any statute, rule or regulation of any governmental authority applicable to the Company or any of its subsidiaries, except in each case as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

6. Survival of Representations, Warranties and Agreements; Third Party Beneficiary. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor for a period of one (1) year from the date hereof.

7. Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and (c) will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electric confirmation of receipt and will be delivered and addressed as follows:

(a) if to the Company, to:

Casual Male Retail Group, Inc.

555 Turnpike Street

Canton, Massachusetts 02021

Attention: Robert S. Molloy

Facsimile: (781) 821-5174

with a copy (which shall not constitute notice) to:

Greenberg Traurig LLP

One International Place

Boston, Massachusetts 02110

Attention: Bradley A. Jacobson

Facsimile: (617) 279-8402

(b) if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

8. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

9. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

10. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

11. Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

12. Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

13. Confirmation of Sale. The Investor acknowledges and agrees that such Investor’s receipt of the Company’s signed counterpart to this Agreement, together with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of Shares to such Investor.

14. Press Release. The Company and the Investor agree that the Company shall issue a press release announcing the Offering and disclosing all material information regarding the Offering prior to the opening of the financial markets in New York City on the business day immediately after the date hereof.

15. Publicity. The Company agrees that it will not use in advertising or publicity the names of the Investor, Fidelity Management & Research Company, any of its partners or employees, any of the funds or accounts managed by it or any of its affiliates, or any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof, in any case without the prior written consent of Fidelity Management & Research Company, except for public disclosure required by federal securities laws in connection with the filing of final Agreements with the Commission.

16. Limitation of Liability. A copy of the Agreement and Declaration of Trust of the Investor is on file with the Secretary of State of the Investor’s formation, and notice is hereby given that this Agreement is not executed on behalf of the Trustees of the Investor as individuals and that the obligations of this Agreement are not binding upon any of the Trustees, officers or stockholders of the Investor individually but are binding only upon the assets and property of such Investor. The Company is expressly put on notice that the rights and obligations of each series of shares of each trust under the Investor’s Declaration of Trust are separate and distinct from those of any and all other series.

17. Termination. This Agreement may be terminated and the sale and purchase of the Shares hereunder abandoned at any time prior to the Closing by either the Company or the Investor upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 p.m., New York City time, on the tenth (10th) day following the date of this Agreement; provided, however, that the right to terminate this Agreement under this Section 15 shall not be available to any person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

EXHIBIT A

CASUAL MALE RETAIL GROUP, INC.

INVESTOR QUESTIONNAIRE

Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1.	The exact name that your Shares are to be registered in. You may use a nominee name if appropriate:

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

5.	Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):

6.	DTC Participant Number:

7.	Name of Account at DTC Participant being credited with the Shares:

8.	Account Number at DTC Participant being credited with the Shares: